THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE SUBJECT TO THE APPROVAL OF THE BOARD OF DIRECTORS, THE BY-LAWS OF THE CORPORATION AND ANY AMENDMENTS THERETO, AND SHALL NOT BE EFFECTIVE AS AGAINST ANY PARTY HERETO UNTIL APPROVED.


AGREEMENT dated July 7, 1999, between Re-Track USA, Inc. (the "Company"), and Graham Gill (the "Chairman") and Martin Kelly (the "Shareholder").


                                    RECITALS

The Company is currently in the process of an Initial Public Offering (IPO) and requires certain knowledge and experience to guide it through the IPO.

Mr. Graham Gill has the knowledge and extensive experience the Company requires.

The Company and Shareholder desire to have Mr. Gill assume the role of Chairman of the Board of Directors to assist and guide the Company through the IPO process and shall continue thereafter for a maximum period of three years.

The Shareholder agrees to vote his shares annually to effect Mr. Gill's election to the Board of Directors.

Mr. Gill, for certain consideration hereinafter defined, accepts the position of Chairman of the Board of Directors.

The Company also desires to have Mr. Gill assume the position of Executive Vice President of Strategic Planning.

Mr. Gill, for certain consideration hereinafter defined, accepts the position of Executive Vice President of Strategic Planning subject to execution of an employment agreement currently being drafted and ratification of the Board of Directors.

NOW THEREFORE subject to ratification by the Board of Directors, and any amendments to the by-laws that may be required, the parties hereto agree as follows.

1. POSITION.

Mr. Gill shall assume the role of Chairman of the Board of Directors. So long as the Shareholder is the majority shareholder of the Company, the shareholder hereby agrees to vote his shares to effectuate Mr. Gill as Chairman. However, the shareholder shall not be required to vote such shares in favor of Mr. Gill in the event of termination without cause.

Mr. Gill, for no additional compensation, shall also act as an officer of the Company with the title of Executive Vice President, Strategic Planning.

2. TERM.

The term of this Agreement shall begin on July 1, 1999, the effective date, and shall terminate on June 30, 2002.

3. COMPENSATION.

A. Chairman.

The Chairman shall receive no consideration for his service as Chairman of the Board of Directors.

B. Executive Vice President of Strategic Planning.

Mr. Gill shall receive $8500.00 per month for his services as Executive Vice President of Strategic Planning--an executive officer of the Company. Such compensation shall accrue from the effective date of this agreement until termination as defined above. The accrued compensation is contingent upon and shall be paid at the successful completion of the IPO and not before. In the event the Company does not complete the IPO, the Mr. Gill agrees that he shall make no claim for said accrued compensation. Upon successful completion of the IPO, compensation shall no longer accrue and the Company shall pay the compensation monthly in arrears on the last day of the each month. It is understood by all parties that this agreement only defines the basic terms of compensation and all other terms and conditions of employment are subject to further negotiation.

4. DUTIES.

The Chairman shall devote a sufficient amount of his time and attention to the Company's business and shall be available to the management of the Company to assist and guide the Company through the IPO process.

5. EXPENSES.

The Chairman may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, and similar items. The Company will reimburse the Chairman for all such expenses upon periodic presentation of an itemized account of such expenditures.

6. TERMINATION WITHOUT CAUSE.

The Company may, without cause, terminate this Agreement at any time by giving 30 days' written notice to the Chairman. In that event, the Chairman, if requested by the Company, shall continue to render his services and shall be paid his regular compensation up to the date of termination and shall be paid a severance pay of one year compensation.

The Chairman may, without cause, terminate this Agreement by giving 60 days' written notice to the Company. In such event, the Chairman shall continue to render his services and shall be paid his regular compensation up to the date of termination but the Chairman shall not be entitled to any severance pay.

7. DEATH DURING EMPLOYMENT.

If the Chairman dies during the term of employment, the Company shall pay to the Chairman's estate the compensation that would otherwise be payable to the Chairman up to the end of the month in which his death occurs.

8. STOCK.

With ten days from execution of this agreement the Company shall issue, or cause to be issued, 500,000 shares of its common stock to the Chairman or his designee. Such stock is a one time consideration as inducement for signing this agreement and is separate and apart from any other stock issued, or to be issued, the Chairman under any other agreement.

The Chairman understands and agrees that during the period prior to the IPO, the Shareholder shall have the right to vote the shares issued hereunder.

In the event the Chairman, without cause, terminates this agreement as provided for in paragraph 6 supra within the three year period beginning from the effective date hereunder, said 500,000 shares issued in accordance with this paragraph 8 shall be canceled and returned to the Company, and the Chairman shall have no further claim to such shares.

9. COMPANY BENEFITS.

The Chairman hereby waives any right to participate in any benefit plans established. Such plans may include health insurance, life insurance, auto lease, pension, etc.

10. INDEMNITY.

The Company hereby agrees to hold the Chairman harmless for any and all liabilities that may arise from the actions of the Company prior to July 1, 1999.

Within 45 days after the completion of its initial public offering, the Company shall provide the Chairman with "errors and omissions" insurance in an amount not less than $1,000,000.00.

11. NOTICES.

Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by certified mail, return receipt requested, to:

The Chairman at
________________
________________


The Company's at

22 South Main Street
New City, NY 10956


Martin Kelly at

c/o Re-Track USA, Inc. 22 South Main Street New City, NY 10956

12. WAIVER OF BREACH.

The Company's waiver of a breach of any provision of this Agreement by the Chairman shall not operate or be construed as a waiver of any subsequent breach by the Chairman. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.

13. ASSIGNMENT.

The Chairman acknowledges that his services are unique and personal. Accordingly, the Chairman may not assign his rights or delegate his duties or obligations under this Agreement. The Company's rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the Company's successors and assigns.

14. ENTIRE AGREEMENT.

This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

15. HEADINGS.

Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

16. COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In witness whereof the parties have executed this Agreement on the 7th day of July, 1999.

The Chairman                                The Shareholder

/s/ Graham Gill                             /s/ Martin Kelly
------------------------------              ------------------------------
Graham Gill                                 Martin Kelly


Re-Track USA, Inc.


/s/ Martin Kelly
------------------------------
Martin Kelly, President

                        RESTRICTION ON TRANSFER OF STOCK

The Shares to be issued in accordance with this agreement will not have been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws, and as such, the Shares are and will be restricted securities as such term is defined under the Securities Act of 1933, and the Shares will be issued in a transaction exempt from the registration requirements of the 1933 Act and the registration or qualification requirements of applicable state securities laws. The Shares will be and will have been acquired by Graham Gill for investment purposes only and not with a view to distribution or resale and may not be made subject to a security interest, pledge, hypothecated, sold or otherwise transferred unless such Shares are subsequently registered in accordance with the 1933 Act and qualified or registered under applicable state securities laws or an exemption from registration and qualification is available, and that, except as otherwise provided in this Agreement, the Company is under no obligation to register or qualify the Shares. The Company may require an opinion of counsel to Graham Gill prior to authorizing the registration of any transfer of the Shares in reliance on an exemption from registration or qualification to the effect that the transfer is exempt from such registration or qualification. Certificates evidencing the Shares shall bear a standard form Securities and Exchange Commission restrictive legend and any such other legends as required by applicable federal and state laws, and the transfer agent for the Company's class of Common Shares shall be instructed to place a stop transfer order on the stock books of the Company restricting the transfer of the Shares.

Graham Gill represents and warrants that he agrees to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of the Shares with federal and state laws and the enforcement of this agreement.


Dated:


/s/ Graham Gill
-------------------------------
Graham Gill